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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 LOGICON, INC.
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               (Name of Registrant as Specified In Its Charter)

                                      N/A
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



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                   SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS
                                      OF
                                 LOGICON, INC.
                                      AND
                         NORTHROP GRUMMAN CORPORATION

                               ----------------

  This Supplement (the "Supplement") to the Proxy Statement/Prospectus and the annexes thereto (the "Proxy Statement/Prospectus") of Logicon, Inc., a Delaware corporation ("Logicon"), and Northrop Grumman Corporation, a Delaware corporation ("Northrop"), is being furnished to the holders of common stock, par value $0.10 per share (including the associated Logicon common stock purchase rights, the "Logicon Common Stock"), of Logicon.

  On Thursday, July 3, 1997, Northrop announced that it had entered into an agreement for the acquisition of Northrop by Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"). In the transaction, which is expected to be consummated by the end of 1997, stockholders of Northrop will be entitled to receive 1.1923 shares of Lockheed Martin common stock for each share of common stock, par value $1.00 per share, of Northrop (including the associated Northrop common stock purchase rights, the "Northrop Common Stock"). The transaction is subject to, among other things, approval by stockholders. A copy of the announcement of such transaction is included herewith as an exhibit.

  Northrop Common Stock is traded on the New York Stock Exchange (the "NYSE") and the Pacific Exchange (the "PE") under the symbol "NOC." On July 3, 1997, following the announcement of the Lockheed Martin transaction, the closing sales price for Northrop Common Stock as reported on the NYSE Composite Transactions reporting system was $110 per share.

  The Proxy Statement/Prospectus was furnished to stockholders of Logicon on or about June 13, 1997 in connection with the solicitation of proxies by the Board of Directors of Logicon (the "Board of Directors") for use at the Special Meeting of Stockholders of Logicon to be held at the Roman Room, The Biltmore Hotel, Los Angeles, California, 90071, on Thursday, July 17, 1997, at 10:30 a.m., Pacific Daylight Savings Time, and at any and all adjournments or postponements thereof (the "Special Meeting"). The Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") of NG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Northrop ("Acquisition"), into Logicon, pursuant to an Agreement and Plan of Merger, dated as of May 4, 1997 (the "Merger Agreement"), among Northrop, Logicon and Acquisition, a copy of which is attached as Annex A to the Proxy Statement/Prospectus. Upon consummation of the Merger, Logicon will be a wholly owned subsidiary of Northrop. In the Merger, each outstanding share of Logicon Common Stock (other than shares owned by Logicon as treasury stock or by its subsidiaries or by Northrop, Acquisition or any of their subsidiaries, all of which shall be canceled) will be converted into the right to receive
0.6161 (the "Exchange Ratio") of a fully paid and nonassessable share of Northrop Common Stock. Cash will be paid in lieu of any fractional shares of Northrop Common Stock. Consummation of the Merger is subject to various conditions, including the approval and adoption of the Merger Agreement by a majority of the outstanding shares of Logicon Common Stock at the Special Meeting.

  No change in the Exchange Ratio will occur due to the proposed merger of Lockheed Martin and Northrop.

  This Supplement and the accompanying form of proxy are first being mailed to stockholders of Logicon on or about July 7, 1997. A stockholder who has previously given a proxy need take no further action unless such stockholder wishes to change the voting instructions with respect to such stockholder's shares. Such a stockholder may change or withdraw any proxy which has previously been given by completing the accompanying form of proxy and returning it in the envelope provided herewith. ALL PROXIES PREVIOUSLY RECEIVED WILL CONTINUE IN EFFECT UNLESS CHANGED OR WITHDRAWN. Any stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The Special Meeting--Record Date; Voting Rights; Proxies" in the Proxy Statement/Prospectus.

                               ----------------

                 The date of this Supplement is July 3, 1997.

THURSDAY JULY 3 9:41 AM EDT

NORTHROP GRUMMAN TO BE ACQUIRED BY LOCKHEED MARTIN

  July 3, 1997, Lockheed Martin Corp. (LMT) and Northrop Grumman Corp. (NOC) reported that their boards approved a definitive agreement for LMT to acquire NOC.

  Under the agreement, the companies said NOC shareholders will receive 1.1923 LMT shares for each share of NOC held.

  The companies said their combined operations will have estimated 1997 revenues of about $37 billion and nearly 230,000 employees.

  Following the transaction, the companies said Kent Kresa, chairman, president and chief executive officer of NOC will join LMT's board along with two other members of the NOC board "to be determined." Mr. Kresa also will serve as vice chairman of LMT.

  The companies said the transaction is subject to, among other things, shareholder approvals and is expected to close by the end of 1997. The transaction is expected to be neutral to LMT's 1998 earnings and increasingly accretive thereafter, NOC and LMT added.
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PROXY
                                 LOGICON, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JULY 17, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 LOGICON, INC.

  The undersigned hereby appoints Roland R. Speers and John R. Woodhull, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Logicon, Inc. ("Logicon") held of record by the undersigned on June 6, 1997, at the Special Meeting of Stockholders of the Company (the "Meeting") to be held at the Roman Room, The Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California, 90071, on Thursday, July 17, 1997, at 10:30 a.m., Pacific Daylight Savings Time, and at any adjournments or postponements thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE OTHER SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or post-ponements thereof.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LOGICON, INC.

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                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 4, 1997 AMONG NORTHROP GRUMMAN CORPORATION, LOGICON, INC. AND NG ACQUISITION, INC.

                   FOR     AGAINST     ABSTAIN
                   [_]       [_]         [_]

2. To transact such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed by a duly authorized officer of the partnership. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.


Signature(s) ________________________________________  Date: _________________



Signature(s) ________________________________________  Date: _________________

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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